Exhibit 5

May 24, 2005

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167

Ladies and Gentlemen:

We have acted as counsel to Monsanto Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company and Monsanto Finance Canada Co., a Nova Scotia unlimited company (the “Subsidiary”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (which Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-88542) filed by the Company with the Commission under the Act), relating to (i) debt securities, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iii) shares of Preferred Stock of the Company, par value $0.01 per share, (the “Preferred Stock”); (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock or any combination thereof (the “Warrants”); (v) contracts for the purchase and sale of Common Stock, Preferred Stock or Debt Securities or any combination thereof (the “Purchase Contracts”); (vi) Units consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts or any combination thereof (the “Units”); (vii) Debt Securities of the Subsidiary (the “Subsidiary Securities”); and (viii) guarantees or other backup undertakings by the Company of the Subsidiary Securities (the “Guarantees” and, together with the Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts, Units and Subsidiary Securities, the “Securities”). The Securities that may be issued and sold or delivered from time to time by the Company and the Subsidiary as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act may not exceed an aggregate initial offering price of $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Senior Debt Securities will be issued under a Senior Indenture, dated as of August 1, 2002, between the Company and The Bank of New York, as Trustee (the “Senior Trustee”), as supplemented (the “Senior Indenture”). The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and The Bank of New York, as trustee (the “Subordinated Trustee”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”). The Purchase Contracts will be issued

Monsanto Company
May 24, 2005

pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”). The Subsidiary Securities will be issued under an indenture (the “Subsidiary Indenture”) between the Subsidiary, the Company, as guarantor and an indenture trustee (the “Subsidiary Trustee”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; and (5) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent; (5) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (6) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary, as the case may be.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

        1.    With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and

Monsanto Company
May 24, 2005

related matters by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable indenture, upon the exercise of a Warrant, Purchase Contract or Unit, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.    With respect to the Common Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon the exercise of a Warrant, Purchase Contract or Unit, the Common Stock will be validly issued, fully paid and nonassessable.

        3.    With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Amendment to the Certificate of Incorporation of the Company and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon the exercise of a Warrant, Purchase Contract or Unit, the Preferred Stock will be validly issued, fully paid and nonassessable.

        4.    With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

    5.        With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        6.    With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Purchase Contract Agreement, in the case of Purchase Contracts, (iii) Senior Indenture, in the case of Senior Debt Securities, (iv) Subordinated Indenture, in the case of Subordinated Debt Securities and (v) Subsidiary Indenture, in the case of Subsidiary Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

Monsanto Company
May 24, 2005

        7.    With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Guarantees, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Guarantees in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable guarantee agreement, such Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

         (a)   Our opinions herein reflect only the application of applicable laws of the State of New York, the federal laws of the United States of America and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

        (b)    Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        (c)    Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

        (d)    We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Guarantee Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

Monsanto Company
May 24, 2005

        (e)    We express no opinion as to the enforceability of any provision in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Guarantee Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

        (f)    You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ Bryan Cave LLP